Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the Senior Executive Stock Option Plan of Scan-Optics, Inc. of our report dated February 19, 2001, with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP

Hartford, Connecticut
February 26, 2002



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